Exhibit 99.1

Press Release

Contact:	Raymond J. Pacini
	Chief Executive Officer	September 15, 2006
949-250-7781

CALC Completes $225 Million Financing and Declares $12.50 Per Share Special Dividend

IRVINE, California — California Coastal Communities, Inc. (NASDAQ:CALC) announced today that it has completed $225 million in financings with a bank syndicate arranged by KeyBank and that its Board of Directors has declared a special dividend of $12.50 per share to the holders of its common stock.  The dividend will be payable on September 28, 2006 to holders of record on September 25, 2006.  The Company expects that its common stock will begin trading x-dividend on September 29, 2006. The Company has been advised that the dividend will be treated as a return of capital to the extent of each stockholder’s tax basis in the Company’s stock; however stockholders should confer with their own tax advisors with regard to their individual tax treatment.

“This financing was structured in a conservative manner and provided us with an opportunity to unlock some of the value of our Bolsa Chica property,” stated Raymond J. Pacini, the Company’s Chief Executive Officer.  “Given current market conditions in the homebuilding industry, we believe that distributing cash to stockholders on a tax efficient basis offers the best available alternative for maximizing stockholder value.”  Pacini explained.

The Company obtained a $125 million five-year term loan to finance the dividend payment, and it also obtained a $100 million three-year revolving construction loan for the Company’s 356-home Brightwater project on the Bolsa Chica mesa.

The Company is a residential land development and homebuilding company operating in Southern California. The Company’s principal subsidiaries are Signal Landmark and Hearthside Homes, Inc. Signal Landmark owns 110 acres on the Bolsa Chica mesa, where construction recently commenced for the development of 356 single-family homes in the Brightwater residential community.  Brightwater represents one of the last opportunities to develop a master planned community on the Southern California coast.  Hearthside Homes has delivered over 1,900 homes to families throughout Southern California over the last eleven years.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contains forward-looking statements that relate to future events or the Company’s future financial performance.  These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of such terms or other comparable terminology.  These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, goals, expectations and intentions, the Company’s residential development plans, and other statements contained herein that are not historical facts.

Forward-looking statements are based on current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors — many of which are out of the Company’s control and difficult to forecast — that may cause actual results to differ materially from those that may be described or implied.  Other risks are discussed in the Company’s filings with the Securities and Exchange Commission.

The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

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